Exhibit 5.4
                                                                     -----------
                    [Letterhead of Thacher Proffitt & Wood]



              [Form of opinion of counsel to be filed prior to any
                       sale of a series of Certificates]






                                        [date]



DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York 10172

                  DLJ Mortgage Acceptance Corp.
                  Mortgage Pass-Through Certificates, Series _________
                  ----------------------------------------------------

Ladies and Gentlemen:

         We are counsel to DLJ Mortgage Acceptance Corp., a Delaware corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates Series ___ (the "Certificates"), and the related Registration Statement on Form S-3 (the "Registration Statement"). The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Registrant, ___________ as master servicer and __________ as trustee.

         In rendering this opinion letter, we have examined the Pooling and Servicing Agreement, the Registration Statement, the prospectus dated____________ (the "Prospectus") and the prospectus supplement dated _____________(the "Prospectus Supplement") relating to the offering of the Certificates, and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates, although we have no knowledge of anything relating to these matters that would affect our opinion.

_______ ___, 1999                                                    Page 2.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors or secured parties.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as interpreted by judicial decisions. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Pooling and Servicing, assuming the execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the applicable Issuer in accordance with its terms.

         2. The Certificates, assuming the execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the Prospectus and Prospectus Supplement, will be legally and validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the Pooling and Servicing Agreement.

_______ ___, 1999                                                      Page 3.

         3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus, as supplemented in the section "Material Federal Income Tax Consequences" in the Prospectus Supplement, represents our opinion as to the material federal tax consequences of investing in the Certificates, and we hereby confirm and adopt that description as our opinion.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                        Very truly yours,


                                        THACHER PROFFITT & WOOD


                                        /s/ Thacher Proffitt & Wood